SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 26, 2007, Westwood Holdings Group, Inc.’s Board of Directors elected Robert D. McTeer to the Board of Directors to serve as a non-employee director until the 2008 annual meeting. As a non-employee director, Mr. McTeer will receive the compensation for non-employee directors disclosed in our definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2007.

Mr. McTeer will also serve on Westwood Holdings Group, Inc.’s audit committee.

Mr. McTeer is a Distinguished Fellow at the National Center for Policy Analysis (NCPA), a nonpartisan, free-market think tank headquartered in Dallas, Texas. Prior to joining the NCPA, he was Chancellor of the Texas A&M University System from November 2004 through November 2006. Before that, he had a 36-year career with the Federal Reserve System, including 14 years as President of the Federal Reserve Bank of Dallas and member of the Federal Open Market Committee.

ITEM 9.01: Financial Statements and Exhibits

(d)	Exhibits: The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated July 26, 2007, entitled “Westwood Holdings Group, Inc. Names Robert D. McTeer to its Board of Directors”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2007

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 26, 2007, entitled “Westwood Holdings Group, Inc. Names Robert D. McTeer to its Board of Directors”.